                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                CODE-ALARM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

CODE ALARM LOGO
950 E. WHITCOMB
MADISON HEIGHTS, MI
48071-6408

810-583-9620
1-800-421-3209
FAX 810-585-4799

                                                  April 25, 1997

To our Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Code-Alarm, Inc., which will be held at the Northfield Hilton, Troy, Michigan on Tuesday, May 20, 1997 at 10:00 a.m. All holders of record of the Company's Common Stock at the close of business on April 11, 1997 are entitled to vote at the Annual Meeting. We hope that you will be able to attend the Annual Meeting. If you are unable to attend, you are urged to complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the meeting.

                                                  Sincerely,

                                                  RAND W. MUELLER
                                                  Rand W. Mueller
                                                  President

                                CODE-ALARM, INC.
                               950 EAST WHITCOMB
                        MADISON HEIGHTS, MICHIGAN 48071

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of Code-Alarm, Inc. will be held at the Northfield Hilton, Troy, Michigan on Tuesday, May 20, 1997, at 10:00 a.m. for the following purposes:

     (1) To elect two directors;

     (2) To approve the appointment of Deloitte & Touche LLP as Independent Certified Public Accountants to audit the books and records of the Company for the year ending December 31, 1997; and

     (3) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 11, 1997 will be entitled to vote at the meeting and at any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            CRAIG S. CAMALO
                                            Craig S. Camalo
                                            Secretary

April 25, 1997
Madison Heights, Michigan

                EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN
                          THE ENCLOSED PROXY PROMPTLY

                                CODE-ALARM, INC.
                               950 EAST WHITCOMB
                        MADISON HEIGHTS, MICHIGAN 48071

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1997
                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Code-Alarm, Inc. (the "Company") in connection with the solicitation of proxies by or on behalf of the Board of Directors to be voted at the 1997 Annual Meeting of Shareholders of the Company to be held at the Northfield Hilton, Troy, Michigan, on Tuesday, May 20, 1997, at 10:00 a.m. and at any adjournment thereof. This Proxy Statement and form of proxy were first sent or given to shareholders on or about April 25, 1997.

     Shares represented by all properly executed proxies delivered pursuant to this solicitation will be voted in accordance with the directions given, unless previously revoked, if delivered in time to be voted at the Annual Meeting. Shareholders who execute a proxy in the accompanying form may revoke the proxy at any time before it is exercised by giving written notice to the Secretary bearing a later date than the proxy, by submitting a later-dated proxy, or by voting the shares represented by such proxy in person at the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers, directors and regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

     Shareholders of record at the close of business on April 11, 1997 will be entitled to vote at the Annual Meeting. On that date, 2,320,861 shares of Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shares may not be voted cumulatively for the election of directors. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast "for" or "against" are included. Abstentions are counted only for purposes of determining whether a quorum is present at the meeting, while broker non-votes are not counted for any purposes. Presence in person or by proxy of holders of a majority of the shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, directors are elected by a plurality of all votes cast.

     The Company's Annual Report to Shareholders for the year ended December 31, 1996 is enclosed herewith.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is currently composed of seven directors. The Company's Bylaws provide that the directors shall be divided into three classes as nearly equal in size as possible. At each Annual Meeting of the Shareholders of the Company, one class of directors is elected to serve for a three-year term.

     Two directors are to be elected at the 1997 Annual Meeting, each of whom will hold office until the 2000 Annual Meeting or until his successor is elected. The Board of Directors has nominated the following persons for election:
                               William S. Pickett
                               Jack D. Rutherford

     MESSRS. WILLIAM S. PICKETT AND JACK D. RUTHERFORD ARE PRESENTLY DIRECTORS OF THE COMPANY.

     A brief biography of each of the nominees and other directors whose term of office will continue after the Annual Meeting is presented under the caption "Directors, Nominees and Executive Officers." In the event that any of the above-named nominees are unable to serve as a director, the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxies will be voted for such substitute nominee.

   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
                                   NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 18, 1997, certain information regarding the beneficial ownership of the Company's Common Stock by each director, nominee for director, each person known by the Company to own beneficially more than five percent of such outstanding Common Stock and all directors and officers as a group:

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
                      BENEFICIAL OWNER                        NUMBER       PERCENT
----------------------------------------------------------------------------------
Rand W. Mueller(1)..........................................   11,250(2)      (3)
Kenneth M. Mueller(1).......................................  120,793(4)     5.2%
William S. Pickett..........................................      850(4)      (3)
Alan H. Foster..............................................      750(4)      (3)
Marshall J. Mueller(1)......................................    6,750(4)      (3)
Jack D. Rutherford..........................................   12,200(4)      (3)
Peter J. Stouffer...........................................    7,970(5)      (3)
Robyn L. Mueller Trust(6)...................................  538,810       23.2%
Dimensional Fund Advisors, Inc. ............................  161,700(7)     6.7%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
All directors and officers as a group (11 in number)........  189,648(8)     8.2%
----------------------------------------------------------------------------------

(1) Rand W. Mueller and Marshall J. Mueller are brothers, and Kenneth M. Mueller is their father. Each of them disclaims beneficial ownership of each other's shares of Common Stock as a result of this family relationship.

(2) Includes 11,250 shares of Common Stock as to which Rand W. Mueller has the right to acquire beneficial ownership, within 60 days, by the exercise of options granted under the Company's 1987 Stock Option Plan. Mr. Mueller disclaims beneficial ownership of 538,810 shares of Common Stock held in his wife's trust and 1,000 shares of Common Stock held in trust for each of his two minor sons.

(3) Less than one percent.

(4) Includes 750 shares of Common Stock as to which the director has the right to acquire beneficial ownership, within 60 days, by the exercise of options granted under the Company's 1987 Stock Option Plan.

(5) Includes 7,019 shares of Common Stock as to which Peter J. Stouffer has the right to acquire beneficial ownership, within 60 days, by the exercise of options granted under the Company's 1987 Stock Option Plan.

(6) Robyn L. Mueller is the wife of Rand Mueller and the Trustee of the Robyn L. Mueller Trust.

(7) Based upon a statement on Schedule 13G filed by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, on February 5, 1997. Dimensional's Schedule 13G reflects that these shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

(8) Includes 29,644 shares of Common Stock which officers have the right to acquire beneficial ownership, within 60 days, by the exercise of options granted under the Company's 1987 Stock Option Plan.

SHAREHOLDER AGREEMENT

     On May 29, 1987, Rand W. Mueller, Kenneth M. Mueller and Larry J. Vingleman (the "Shareholders") had entered into a Shareholder Agreement pursuant to which the Shareholders will vote their shares in accordance with the desires of the holders of a plurality of the shares of Common Stock held by the Shareholders. In accordance with the terms of the Shareholder Agreement, the Shareholder Agreement was terminated on February 15, 1997 by Shareholders owning greater than two-thirds of the shares subject to the Shareholder Agreement.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The Company's Bylaws provide that the Board of Directors shall consist of seven directors, and that the directors shall be divided into three classes as nearly equal in size as possible. At each annual meeting of the shareholders of the Company, one class of directors is elected to serve for a three-year term. Except for executive officers who have entered into employment agreements with the Company, officers serve at the discretion of the Board of Directors (see "Executive Compensation").

     The Directors and Executive Officers of the Company and its wholly-owned subsidiaries, Tessco Group, Inc. ("Tessco"), Anes, Inc. d.b.a. Anes Security, Inc. ("Anes"), Chapman Security Systems, Inc. ("Chapman"), Europe Auto Equipement S.A. ("EAE"), Code-Alarm Europe Ltd. and Intercept Systems, Inc. ("Intercept Systems"), and their respective positions and ages are as follows:

                                                DIRECTOR     TERM
                NAME                     AGE     SINCE      EXPIRES                  POSITION(1)
---------------------------------------------------------------------------------------------------------------
Rand W. Mueller(2)...................    47       1985       1999      President, Director and Chairman of
                                                                       the Board
Alan H. Foster.......................    71       1988       1999      Director
Kenneth M. Mueller(2)................    74       1979       1998      Consultant and Director
William S. Pickett...................    77       1987       1997      Director
Marshall J. Mueller(2)...............    49       1991       1998      Director
Jack D. Rutherford...................    63       1991       1997      Director
Peter J. Stouffer....................    34       1995       1999      Director, and Vice President of
                                                                       Engineering, Manufacturing
Robert V. Wagner(3)..................    62         --         --      Secretary, Treasurer, Vice President of
                                                                       Finance and CFO
Craig S. Camalo(4)...................    46         --         --      Secretary, Treasurer, Vice President of
                                                                       Finance and CFO
John C. Moffat.......................    37         --         --      Vice President OEM Development and
                                                                       Marketing
Michael P. Schroeder.................    34         --         --      Vice President, Sales, North America
John G. Chupa(5).....................    39         --         --      Vice President, Legal Counsel
Alain Lombard........................    42         --         --      Director General of EAE
---------------------------------------------------------------------------------------------------------------

(1) All positions are with the Company except as otherwise indicated.

(2) Rand W. Mueller and Marshall J. Mueller are brothers, and Kenneth M. Mueller is their father.

(3) Robert V. Wagner retired from the Company effective January 31, 1997.

(4) Craig S. Camalo was elected as Secretary, Treasurer, Vice President of Finance and CFO effective January 31, 1997.

(5) John G. Chupa resigned from the Company effective September 30, 1996. Mr. Chupa continues to do legal work for the Company.

     Rand W. Mueller has been a full-time employee of the Company since January 1985 and has been the President since May 1986.

     Alan H. Foster has been an independent consultant to various governmental bodies, corporations and financial institutions for the last five years. He is also an adjunct professor at the School of Business Administration of the University of Michigan. From 1967 to 1978, Mr. Foster served as Vice President and Treasurer of American Motors Corporation.

     Kenneth M. Mueller is retired. He has been a consultant to the Company since August 1987. Mr. Mueller was a New York-based consultant to the Ministry of Agriculture and Food, Government of Ontario, Canada from August 1985 to June 1987. Prior to that time, he was President of Agribusiness Council, Inc., a New York-based not-for-profit corporation assisting lesser-developed countries in developing profitable agricultural ventures.

     William S. Pickett is retired. He was the President and General Manager of American Motors (Canada) Inc. prior to his retirement in 1982.

     Marshall J. Mueller is a former executive officer and former director of the Company. From May 1980 to January 1990, Mr. Mueller held various senior management positions with the Company, including President and Executive Vice President. Mr. Mueller was on sabbatical since his resignation from his office as Executive Vice President and director in January 1990. Mr. Mueller was reelected to the Company's Board of Directors on May 21, 1991 and has served continuously since that date. As of January 1, 1997, Mr. Mueller has been associated with Growth Funding Inc.

     Jack D. Rutherford is Chairman and Chief Executive Officer of ICM Industries, Inc., a private company that owns and controls various operating subsidiaries in basic manufacturing industries serving the automotive, construction equipment and capital goods industries. Prior to co-founding ICM Industries, Inc. in 1985, Mr. Rutherford was employed by International Harvester Corporation in various senior management capacities, including Vice Chairman and President and Chief Operating Officer. Prior to that time, Mr. Rutherford was with Ford Motor Company since 1952 in various operations management and manufacturing assignments.

     Peter J. Stouffer was appointed Vice President of Engineering for the Company in January 1993 pursuant to a management reorganization which effectively eliminated the Company's previously separate operating divisions. In December 1995, Mr. Stouffer was appointed to the Board of Directors of Code-Alarm, Inc. and was given the additional responsibility of world wide manufacturing. Previously, Mr. Stouffer served as Executive Vice President and General Manager of the Company's Intercept Systems, Inc. subsidiary from August 1990 through December 1992, and served as the Company's Vice President of Engineering from May 1989 through September 1990. From December 1986 to May 1989, Mr. Stouffer was the manager of engineering for the Company. Prior to December 1986, he was an engineer at the Pontiac Motors Division of General Motors Corporation.

     Robert V. Wagner became an employee and Divisional Controller in January of 1993, and was elected by the Company's Board of Directors as Vice President of Finance and Chief Financial Officer, Secretary and Treasurer in August of 1993. Prior to joining the Company, he held a senior financial position with MLX Corporation, was CFO of General Automotive Corporation, Operations Controller of Volkswagen of America, CFO of American Sunroof Corp. (ASC), various senior finance and treasury positions with American Motors Corporation, and on the Finance Staff at various Ford Motor Co. divisions. From 1956 to 1961, Mr. Wagner was employed by Touche, Niven, Bailey & Smart (nee. Deloitte & Touche) where he earned the designation Certified Public Accountant.

     Craig S. Camalo joined the Company as Corporate Controller and Chief Accounting Officer in April of 1996, and was elected by the Company's Board of Directors as Vice President of Finance and Chief Financial Officer, Secretary and Treasurer in January of 1997. Prior to joining the Company, Mr. Camalo held a similar position with Letts Industries, Inc. and was Chief Financial Officer of Hydro Aluminum. From 1975 to 1982, Mr. Camalo was employed by Deloitte and Touche LLP where he earned the designation as a Certified Public Accountant.

     John G. Chupa joined the Company as General Counsel in November 1993, and was appointed Vice President in December of 1994. Prior to joining the Company, he was associated with the law firms Dykema Gossett and Harness Dickey and Pierce, specializing in the practice of intellectual property law. From 1985 through 1988, he was a Senior Engineer with the Allen Bradley division of Rockwell International Corporation. Mr. Chupa is currently completing his doctorate in electrical engineering.

     Alain Lombard joined the Company in January 1994 as Vice President European Operations and Director General of the EAE subsidiary. Prior to joining the Company, he was President of Code-Alarm Europe Ltd., and Lombard Imports Corporation. From 1985 through 1989, Mr. Lombard was a Senior Financial Analyst with IBM's European Headquarters.

     John C. Moffat joined the Company in November 1987 as district Manager of the OEM Division. Mr. Moffat has been promoted steadily through the Company, most recently as Vice President of OEM Development and Marketing in March 1995. Mr. Moffat was the Company's National Sales Manager from December 1990 until March 1995.

     Michael P. Schroeder joined the Company in March 1984 as Engineering Technician. Mr. Schroeder was promoted to Vice President of North American Sales in March 1995. From December 1992 to March 1995, Mr. Schroeder was the Company's Director of Sales in the U.K.

     The Company's Board of Directors has the following standing committees, whose responsibilities and present members are as follows:

     COMPENSATION COMMITTEE -- The Compensation Committee, which met once in 1996, has responsibility for reviewing the compensation of the directors and officers of the Company and administering the Company's stock option and incentive compensation plans. Messrs. Kenneth Mueller, Rutherford, Stouffer and Marshall Mueller are members of the Compensation Committee.

     AUDIT COMMITTEE -- The Audit Committee, which met twice in 1996, is responsible for recommending to the full Board of Directors the selection of independent accountants; reviewing the engagement of the auditors (including the fee, scope and timing of the audit); reviewing with the auditors and management the Company's policies and procedures with respect to accounting and financial controls; reviewing with the independent auditors, upon completion of their audit, their report or opinion, their perception of the Company's financial and accounting personnel, any significant transactions which are not a normal part of the Company's business, any changes in accounting principles and practices, all significant proposed adjustments and any recommendations they may have for improving internal accounting controls, choice of accounting principles or management systems; and meeting with the Company's accounting staff to discuss internal accounting and financial controls and the extent to which recommendations made by the independent auditors have been implemented. Messrs. Pickett, Foster and Rutherford are members of the Audit Committee. Mr. Rand Mueller is a nonvoting member of the Audit Committee.

     NOMINATING COMMITTEE -- The Nominating Committee, which met twice in 1996, has responsibility for researching and reviewing the qualifications of prospective nominees for seats on the Company's Board of Directors. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders of the Company. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at the Company's principal executive offices. Messrs. Pickett, Foster, Kenneth Mueller and Rand Mueller are members of the Nominating Committee.

     The Company's Board of Directors held six meetings in 1996. Various additional action was taken by the directors by unanimous written consent. Jack
D. Rutherford attended less than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

DIRECTORS' COMPENSATION

     Directors who are not employees or consultants of the Company are paid an annual fee of $2,000 as well as $1,000 for each Board of Directors meeting and $1,000 for each committee meeting attended.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid to Rand W. Mueller, the Company's President and Chief Executive Officer and Peter Stouffer, the Company's Vice President of Engineering and Manufacturing. Both are also Directors of the Company. No other executive officer of the Company was paid in excess of $100,000 for services rendered to the Company during the fiscal year ended December 31, 1996.

     The Company did not make any payments to Mr. Mueller or any other executive officers under long-term compensation plans during the years presented.

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                LONG TERM COMPENSATION
                         -----------------------------------------   --------------------------
                                                                          AWARDS
                                                                     ----------------
       NAME AND                                       OTHER ANNUAL   STOCK   OPTIONS/    LTIP      ALL OTHER
  PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMPENSATION   AWARD   SAR (#)    PAYOUTS   COMPENSATION
--------------------------------------------------------------------------------------------------------------
Rand W. Mueller          1996   $200,000   $ 62,184         (1)(2)    --           0      --          --
President and CEO        1995   $170,833   $ 88,015         (1)       --      25,000      --          --
                         1994   $133,000   $114,430         (1)       --      10,000      --          --
Peter J. Stouffer        1996   $105,000   $      0         (1)       --           0      --          --
                         1995   $105,000   $ 12,584         (1)       --       3,000      --          --
                         1994   $ 85,000   $ 25,000         (1)       --      15,000      --          --
Alain Lombard            1996   $103,846   $      0         (1)       --           0      --          --
                         1995   $112,781   $ 11,026         (1)       --       3,000      --          --
                         1994   $110,067   $ 15,925         (1)       --      10,000      --          --
--------------------------------------------------------------------------------------------------------------

(1) The Company provided Mr. Mueller and Mr. Stouffer with automobiles, and Mr. Mueller with income tax preparation and other non-cash fringe benefits. In 1996, these fringe benefits did not exceed the lesser of $50,000 or ten percent of his total salary and bonus.

(2) The Company has an employment agreement with Rand W. Mueller that provides for a minimum base salary of $200,000 effective June, 1995, and also a percentage of the Company's operating income. The agreement, as amended, expires on May 29, 1997. Mr. Mueller's employment can be terminated only for cause.

STOCK OPTION PLAN

     The following table sets forth certain information concerning repricing of certain stock options granted pursuant to the Company's 1987 Stock Option Plan (the "1987 Plan"):

                           TEN-YEAR OPTION REPRICING

                                         NUMBER OF          MARKET                                  LENGTH OF ORIGINAL
                                         SECURITIES         PRICE       EXERCISE PRICE     NEW        TERM REMAINING
                                         UNDERLYING        AT TIME         AT TIME       EXCHANGE       AT DATE OF
         NAME             DATE(1)     OPTIONS REPRICED   OF REPRICING    OF REPRICING     PRICE        REPRICING(2)
----------------------------------------------------------------------------------------------------------------------
Rand W. Mueller         May 14, 1996       25,000           $5.00           $ 8.11        $5.50     4 years 1 month
Rand W. Mueller         May 14, 1996       10,000           $5.00           $11.28        $5.50     3 years
Rand W. Mueller         May 14, 1996       25,000           $5.00           $ 5.23        $5.50     1 year 10 months
Rand W. Mueller         May 14, 1996       15,000           $5.00           $ 5.50        $5.50     7 months
Alain Lombard           May 14, 1996        3,000           $5.00           $ 7.38        $5.00     9 years 1 month
Alain Lombard           May 14, 1996       10,000           $5.00           $11.50        $5.00     8 years 4 months
Peter J. Stouffer       May 14, 1996        3,000           $5.00           $ 7.38        $5.00     9 years 1 month
Peter J. Stouffer       May 14, 1996       10,000           $5.00           $11.50        $5.00     8 years 4 months
Peter J. Stouffer       May 14, 1996        5,000           $5.00           $10.25        $5.00     8 years
Peter J. Stouffer       May 14, 1996        2,500           $5.00           $ 8.25        $5.00     4 years 7 months
Peter J. Stouffer       May 14, 1996        1,000           $5.00           $15.25        $5.00     4 years
Peter J. Stouffer       May 14, 1996        2,000           $5.00           $20.25        $5.00     3 years 7 months
Peter J. Stouffer       May 14, 1996        2,000           $5.00           $13.00        $5.00     3 years 2 months
Peter J. Stouffer       May 14, 1996          500           $5.00           $14.00        $5.00     2 years 10 months
Robert V. Wagner        May 14, 1996        3,000           $5.00           $ 7.38        $5.00     9 years 1 month
Robert V. Wagner        May 14, 1996       10,000           $5.00           $11.50        $5.00     8 years 4 months
Robert V. Wagner        May 14, 1996        5,000           $5.00           $10.25        $5.00     8 years 1 month
Robert V. Wagner        May 14, 1996        5,000           $5.00           $11.00        $5.00     7 years 4 months
John C. Moffat          May 14, 1996        3,000           $5.00           $ 7.38        $5.00     9 years 1 month
John C. Moffat          May 14, 1996        1,000           $5.00           $10.25        $5.00     8 years 4 months
Michael P. Schroeder    May 14, 1996        3,000           $5.00           $ 7.38        $5.00     9 years 1 month
Michael P. Schroeder    May 14, 1996        1,000           $5.00           $10.25        $5.00     8 years 4 months
Michael P. Schroeder    May 14, 1996          500           $5.00           $14.00        $5.00     2 years 10 months
------------------------------------------------------------------------------------------------------------------

(1) On May 14, 1996, all participants in the 1987 Plan were given the option of exchanging their existing stock options.

(2) All 1987 Plan participants who exchanged their existing option forfeited the time credited toward the vesting of the existing options. All new options shall vest as follows with May 14, 1996 deemed to be the grant date:

TIME FROM MAY 14, 1996          TOTAL % OF OPTIONS VESTING
----------------------          --------------------------
6 months - 1 years                          5%
1 year - 2 years                           15%
2 years - 3 years                          35%
3 years - 4 years                          60%
4 years +                                  100%

              AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                                    OPTIONS/SARS                    OPTIONS/SARS
                                SHARES                           AT FISCAL YEAR-END              AT FISCAL YEAR-END
                              ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Rand W. Mueller                    0              0            3,750          71,250             0               0
Peter J. Stouffer                  0              0            4,506          23,869             0               0
Alain Lombard                      0              0              650          12,350             0               0
-----------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In determining the compensation to be paid to the Company's executive officers, the Compensation Committee follows compensation policies designed to align executive compensation with the Company's overall business strategy, values and stockholder interests. Accordingly, these policies are intended to
(i) reward executives for the long-term enhancement of shareholder value, (ii) motivate senior executives to achieve strategic business initiatives, (iii) foster a performance-oriented environment that rewards individual achievement in addition to company success, (iv) recognize company performance compared to performance levels of comparable companies in the industry, and (v) attract and retain executives whose abilities are critical to the competitiveness of the Company.

     The key components of executive compensation and the Company's present policies with respect to each are as follows:

- BASE SALARIES are reviewed at least annually based on factors such as the individual executive's level of responsibility and position in the Company as well as informal comparisons with executives in similar positions with comparable companies in the industry;

- CASH BONUSES are based on the performance of both the individual, as evaluated by the Board of Directors, and the Company, measured primarily in terms of improvement in the Company's operating profitability and return on investment; and

- STOCK OPTIONS are granted at the discretion of the Board of Directors and are intended to increase motivation toward enhancement of the Company's long-term success as measured by the Company's share price.

     It has been the Company's policy to establish base salary levels for executives that are modest by industry standards while providing the potential for significant bonuses and stock option awards if the Company's performance so warrants.

     The Compensation Committee based the 1996 compensation of the Company's executive officers on the policies described above. In particular, the salary of the Company's Chief Executive Officer, Mr. Rand Mueller, in 1996 was based on a variety of factors including an informal comparison with salaries of chief executive officers of comparable companies in the industry, Mr. Mueller's base salary levels in prior years, as well as the terms of the Company's employment agreement with Mr. Mueller. In recognition of Mr. Mueller's performance, his base salary was set at $200,000 starting in June, 1995.

     On May 14, 1996, all participants in the Company's 1987 Stock Option Plan (the "Plan"), other than Mr. Mueller, were given the option of exchanging their existing options for options with an exercise price of $5.00 per share. Mr. Mueller was permitted to exchange his existing options for options with an exercise price of $5.50 per share. For vesting purposes, all options issued upon exchange are deemed to have been granted on May 14, 1996. See "Stock Option Plan" and "Ten-Year Option Repricing" table on page 7 for details. The Board of Directors determined that, based upon the Company's current stock price, the stock option granted prior to May 14, 1996 did not constitute a reasonable incentive for employee performance. The Board of

Directors believes the lower exercise price reflects a realistic and reasonable goal that will effectively incentivize the Company's officers and employees.

                                            Jack D. Rutherford, Chairman
                                            Kenneth M. Mueller
                                            Marshall J. Mueller
                                            Peter J. Stouffer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, Peter J. Stouffer served on the Company's Compensation Committee. Mr. Stouffer also served as Vice President of Engineering, Manufacturing during 1996 and, therefore, is an officer of the Company.

PERFORMANCE GRAPH

     The following graph sets forth a yearly comparison of the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market and an index of NASDAQ Electronic Components Stocks for the five year period ended December 31, 1996. The graph assumes $100 invested on December 31, 1991 in Code-Alarm, Inc. Common Stock, the NASDAQ Stock Market index and the industry index, with all dividends reinvested.

        MEASUREMENT PERIOD          CODE-ALARM, INC.     NASDAQ MARKET     INDUSTRY INDEX
      (FISCAL YEAR COVERED)                                  INDEX
1991                                              100                100                100
1992                                              104                116                156
1993                                              209                134                215
1994                                              152                131                237
1995                                              109                185                393
1996                                               61                227                679

CERTAIN TRANSACTIONS

     On May 27, 1992, the Company loaned $65,000 to Rand W. Mueller, the Company's President and Chief Executive Officer, on a two-year mortgage note at
7.5 percent interest per annum collateralized by a second lien on Mr. Mueller's residence. On May 15, 1996, the Company extended the loan by an additional year. The largest aggregate balance owing on the loan during 1996 was $73,522, including accrued interest; as of March 31, 1997, the balance outstanding on the loan was $74,740, including accrued interest.

     Except as described in the previous paragraph, the Company did not make loans to its officers, directors, employees or principal shareholders during 1996, except for loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances or reasonable salary advances.

              APPROVAL OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Effective July 24, 1995, the Board of Directors of the Company, based on the recommendation of the Audit Committee, appointed Deloitte & Touche LLP as the independent accountants of the Company. Deloitte & Touche LLP replaces Coopers & Lybrand L.L.P. (dismissed July 19, 1995), the Company's previous independent accountants. The reports of Coopers & Lybrand L.L.P. on the financial statements of the Company during the past two years were unqualified. During the Company's two most recent fiscal years and the subsequent interim period from the date of the last audited financial statement through July 19, 1995, there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedures.

     At the 1997 Annual Meeting, the shareholders will be asked to approve the appointment of Deloitte & Touche LLP as independent accountants of the Company for the 1997 year. Representatives of Deloitte & Touche LLP are expected to attend the 1997 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholder questions.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                      APPOINTMENT OF DELOITTE & TOUCHE LLP

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of their ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any delinquent filings and failures to file such reports.

     Based solely on its review of the copies of such reports received by it and written representations of its incumbent directors and officers, the Company believes that during the period from January 1 to December 31, 1996, all filing reports applicable to its directors, officers and greater than ten percent beneficial owners were complied with.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be acted upon at the 1997 Annual Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the shareholders is properly presented at the meeting, the holders of the proxies shall have discretionary authority to vote your shares in such manner as they shall deem appropriate or to abstain from voting any or all of such shares. The holders of the proxies also shall have discretionary authority to vote your shares in such manner as they shall deem appropriate or to abstain from voting any or all of such shares on other matters incident to the conduct of the meeting.

               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any shareholder proposal intended to be presented for consideration at the 1998 Annual Meeting and to be included in the Company's Proxy Statement and form of proxy must be received at the principal executive offices of the Company by the close of business on December 18, 1997. Proposals should be sent to the attention of the Secretary.

     You are encouraged to exercise your right to vote by marking the appropriate boxes, dating and signing the enclosed proxy card. It is not necessary to mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The proxy card may be returned in the enclosed envelope, postage paid if mailed in the United States or Canada. A prompt response will be helpful and your cooperation is appreciated.

    PLEASE MARK VOTES
/X/ AS IN THIS EXAMPLE
------------------------------------------------------------------------------------------------------------------------------------
                                                         CODE-ALARM, INC.
------------------------------------------------------------------------------------------------------------------------------------
Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                  / /

RECORD DATE SHARES:

1.  ELECTION OF DIRECTORS.

                                                FOR        WITHHOLD        FOR ALL EXCEPT
    WILLIAM S. PICKETT
    JACK D. RUTHERFORD                          / /           / /              / /

    If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name.  Your shares will be voted for the remaining nominee.


                                                                      FOR       AGAINST       ABSTAIN
2.  RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS             / /         / /           / /
    Proposal to ratify the appointment of Deloitte & Touche
    LLP as independent certified public accountants to audit
    the books and records of the Company for the year ending
    December 31, 1997.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

YOUR SIGNATURE SHOULD APPEAR THE SAME AS YOUR NAME APPEARS
HEREON.  IF SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE OR GUARDIAN,
PLEASE INDICATE THE CAPACITY IN WHICH SIGNING.  WHEN SIGNING
AS JOINT TENANTS, ALL PARTIES TO THE JOINT TENANCY MUST SIGN.
WHEN THE PROXY IS GIVEN BY A CORPORATION, IT SHOULD BE SIGNED BY
AN AUTHORIZED OFFICER AND THE CORPORATE SEAL AFFIXED.

Please be sure to sign and date this Proxy.     Date

----------------------------------------------------------------------


Shareholder sign here                Co-owner sign here
                     ----------------                  ---------------
------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                            DETACH CARD


                               CODE-ALARM, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CODE-ALARM, INC.

The undersigned shareholder of CODE-ALARM, INC. (the "Company") hereby appoints William S. Pickett, Marshall J. Mueller and Alan H. Foster, or any one of them, Proxies, with full power of substitution, to vote all Common Stock of the Company standing in the name of the undersigned at the 1997 Annual Meeting of Shareholders of the Company to be held at the Northfield Hilton, Troy, Michigan, on Tuesday, May 20, 1997, at 10:00 a.m., and at any adjournment thereof, hereby ratifying all that said Proxies or their substitutes may do by virtue hereof; and the undersigned authorized and instructs said Proxies to vote as indicated on the reverse side, revoking any proxies heretofore given.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE THIS PROXY FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1., FOR THE APPROVAL OF
ITEM 2., AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3. THE UNDERSIGNED RATIFIES ALL THAT THE PROXIES OR ANY ONE OF THEM OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF AND REVOKES ALL PRIOR PROXIES.

Receipt of the Notice of said Meeting and of the Proxy Statement and Annual Report of the Company for the year ended December 31, 1996 accompanying this Proxy is hereby acknowledged.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

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